Exhibit 99.1

Xtant Medical Announces the Appointment of Carl O’Connell as President

Belgrade, MT, October 6, 2016 – Xtant Medical Holdings, Inc. (NYSE MKT: XTNT), a leader in the development of regenerative medicine products and medical devices, today announced the appointment of Carl O’Connell as President, reporting to the CEO effective October 6, 2016.

Mr. O’Connell will lead all commercial efforts by providing the vision, leadership, strategy and management skills necessary to continue and further develop Xtant Medical’s successful commercial business. He has worked to transform and grow companies into market leaders in Orthopedics, Neurosurgery, Ophthalmology, ENT and Dentistry. His extensive leadership experience in both U.S. and global medical device markets will be an asset to Xtant Medical.

"We are pleased to have an executive of Carl's stature and experience as a leader for Xtant Medical" said Dan Goldberger, Chief Executive Officer of Xtant Medical. "He brings a wealth of knowledge and a vast network of strong relationships within the medical device market, and has been directly responsible for creating growth strategies, opportunities and leadership platforms in his prior positions. I share the excitement of the Company in welcoming Carl to the team."

"I am honored and excited for the opportunity to be a part of this Company," states Carl O’Connell, President of Xtant Medical. "Xtant Medical is an organization that has been focused on delivering quality products to its customers, and has taken great pride and responsibility as stewards of the gift of donation. My goal is to continue and build upon the positive momentum that Xtant Medical has achieved, and to work closely with the talented team to drive value for our customers, employees, and stakeholders."

Carl O’Connell has over 30 years of experience in the healthcare and medical device arena. He most recently worked as Global Vice President of Marketing for Wright Medical as the leader for the Foot and Ankle division, the fastest growing segment in Orthopedics. He has also served as President for the U.S. healthcare division of the Japanese conglomerate, ITOCHU Corporation, and previously as Global Vice President for Stryker Spine, and President for Carl Zeiss Surgical, Inc. Mr. O'Connell's responsibilities have spanned from global marketing, sales, manufacturing, leadership development, regulatory affairs, corporate quality systems, research, product and business development functions. Carl received a bachelor’s degree in Psychology and an M.B.A. from Mount St. Mary’s College, Maryland.

About Xtant Medical Holdings

Xtant Medical develops, manufactures and markets regenerative medicine products and medical devices for domestic and international markets. Xtant Medical products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant Medical can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to integrate the acquisition of X-spine Systems, Inc. and any other business combinations or acquisitions successfully; our ability to remain listed on the NYSE MKT; our ability to obtain financing on reasonable terms; our ability to increase revenue; our ability to comply with the covenants in our credit facility; our ability to maintain sufficient liquidity to fund our operations; the ability of our sales force to achieve expected results; our ability to remain competitive; government regulations; our ability to innovate and develop new products; our ability to obtain donor cadavers for our products; our ability to engage and retain qualified technical personnel and members of our management team; the availability of our facilities; government and third-party coverage and reimbursement for our products; our ability to obtain regulatory approvals; our ability to successfully integrate recent and future business combinations or acquisitions; our ability to use our net operating loss carry-forwards to offset future taxable income; our ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; our ability to service our debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; our ability to obtain and protect our intellectual property and proprietary rights; infringement and ownership of intellectual property; our ability to remain accredited with the American Association of Tissue Banks; influence by our management; our ability to pay dividends; our ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.